EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Edible Garden AG Incorporated

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	457	(c)	16,660,000	$0.2453	$4,086,698	$0.00015310	$625.67
	Total Offering Amounts					$4,086,698		$625.67
	Total Fee Offsets							625.67	(3)
	Net Fee Due							$0

(1)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high ($0.269) and low ($0.2216) prices of the common stock as reported on the Nasdaq Stock Market on January 14, 2025.

(3)	Earlier paid on September 6, 2024

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Table 2: Fee Offset Claims and Sources

	Registrant Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Edible Garden AG Incorporated	S-1(1)	333-281957	09/06/2024		$625.67	Equity	Common stock, par value $0.0001 per share		$7,160,686.12
Fee Offset Sources	Edible Garden AG Incorporated	S-1(1)	333-281957		09/24/2024						$1,350.54

(1)	The Registrant has completed any offering that included the unsold securities under the prior registration statement.

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